Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Scott Walker
Arlington, VA 22209	(703) 247-7559
(703) 247-7500	SWalker@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE
MCG CAPITAL CORPORATION REPORTS FIRST QUARTER 2015 RESULTS AND AGREEMENT AND PLAN OF MERGER WITH PENNANTPARK FLOATING RATE CAPITAL LTD.

ARLINGTON, VA—April 29, 2015—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended March 31, 2015.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, the following highlights occurred during the three months ended March 31, 2015:

•	Net income was $1.3 million, or $0.03 per share, for the first quarter;

•	Realized 8% IRR on the exit of our equity investment in RadioPharmacy Investors, LLC, or RadioPharmacy;

•	For the quarter, we repurchased 1,061,075 shares of our common stock at a weighted average purchase price of $3.93;

•	Including the April 1, 2015 collection of RadioPharmacy proceeds, we had $129.0 million or $3.48 per outstanding share of unrestricted cash;

•	We had no loans on non-accrual, at cost or fair value, and reported leverage for each loan is less than 4.0x; and

•	We monetized $27.4 million of our portfolio and in April 2015 we entered into an agreement to sell our equity investments in Broadview Networks Holdings, Inc. at par.
TRANSACTION ANNOUNCEMENT
On April 28, 2015, we entered into an agreement and plan of merger with PennantPark Floating Rate Capital Ltd., or PennantPark, two of its wholly-owned subsidiaries and, solely for limited purposes, its investment advisor, pursuant to which PennantPark will acquire all outstanding shares of MCG in a stock and cash transaction currently valued at approximately $175 million, or approximately $4.75 per MCG share at closing. The closing of the transaction is expected to occur in the third quarter of 2015. See “—Transaction” for further information about the pending transaction.
CONFERENCE CALL INFORMATION
There is no scheduled earnings call to discuss our first quarter 2015 results. We will make a determination quarterly whether to hold earnings calls.

MCG Capital Corporation
April 29, 2015

RECENT DEVELOPMENTS

•	Exit of Control Equity Investments - On March 31, 2015, we sold our last control equity investment, RadioPharmacy:

◦	Realized 8% IRR over our 9 year investment period based on $6.5 million invested and $13.4 million of sales proceeds;

◦
In addition to the $2.6 million unrealized gain we recognized in the quarter ended December 31, 2015, we realized incremental proceeds in the quarter ended March 31, 2015 of $1.4 million above our prior valuation;

◦
We closed the transaction at the end of the day on March 31, 2015, but due to the timing of wires we received $13.1 million of the proceeds on April 1, 2015. As a result, on March 31, 2015 we recorded a $13.1 million receivable for investment sold; and

◦	As a result of the successful exit, we recognized $0.6 million in transaction bonuses that were included in salaries and benefits for the quarter ended March 31, 2015.

•
Originations and Advances - We made $0.4 million in advances to existing portfolio companies. Additionally, in connection with the sale of RadioPharmacy, we amended and restated our existing senior secured debt and provided first lien financing consisting of a $17.5 million term loan and a $1.0 million revolver at an interest rate of 8.5% due in December 2017.

•
Open-Market Purchases of Our Stock - In January 2015, we repurchased 1,061,075 shares of our common stock at a weighted average purchase price of $3.93, equal to a 17.2% discount to our March 31, 2015 Net Asset Value, or NAV, per share. We acquired these shares in open market transactions. We retire these shares upon settlement, thereby reducing the number of shares issued and outstanding.

•
Loan Monetizations - We received $14.0 million in loan payoffs and amortization payments, principally from the monetization of Industrial Safety Technologies, LLC and Intrafusion Holding Corp. at or above par.

•	Asset Quality - As of March 31, 2015, we had no loans on non-accrual, at cost or fair value, and reported leverage for each loan is less than 4.0x (including our lowest ranking security).
TRANSACTION
On April 28, 2015, we signed a definitive merger agreement with PennantPark., PFLT Panama, LLC, PFLT Funding II, LLC and PennantPark Investment Advisers, LLC. Pursuant to the merger agreement, PFLT Panama, LLC will merge with and into MCG, with MCG as the surviving company and a wholly owned subsidiary of PennantPark and, immediately thereafter and as a single integrated transaction, MCG will merge with and into PFLT Funding II, LLC, with PFLT Funding II, LLC as the surviving company. We refer to these transactions collectively as the Merger. Under the terms of the merger agreement, each outstanding share of MCG common stock (including shares of restricted stock) will be converted into (i) a number of shares of PennantPark common stock, par value $0.001 per share, or the Exchange Ratio, equal to $4.521 divided by the greater of (A) the net asset value per PennantPark common share (computed no more than 48 hours before the effective time of the Merger, excluding Sundays and holidays), or the PFLT Closing NAV, and (B) the volume weighted average trading price of PennantPark common shares on the NASDAQ Global Select Market for the consecutive period of ten trading days concluding at the close of trading on the second trading day immediately preceding the date of the effective time of the Merger, or the Merger Share Price, (ii) $0.226 in cash and (iii) if the Merger Share Price is less than the PFLT Closing NAV, an amount in cash equal to the lesser of (A) the Exchange Ratio multiplied by $0.25 and (B) the Exchange Ratio multiplied by the amount by which the Merger Share Price is less than the PFLT Closing NAV. Based on the number of shares of MCG common stock outstanding on the date of the Merger agreement, this will result in approximately 11.8 million shares of PennantPark common stock being exchanged for approximately 37.0 million shares of MCG common stock, subject to adjustment in certain circumstances. The merger agreement further provides that, in the event of termination of the merger agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, MCG may be required to pay PennantPark a termination fee equal to $7.0 million. The transaction is expected to close in the third quarter of 2015, subject to approval of MCG and PennantPark stockholders.

MCG Capital Corporation
April 29, 2015

ACCESS TO CAPITAL AND LIQUIDITY
At March 31, 2015, we had $115.9 million of cash and cash equivalents available for general corporate purposes and $0.2 million of restricted cash held in escrow. On April 1, 2015, we collected the $13.1 million receivable for investment sold from the sale of RadioPharmacy. Including this April 1, 2015 collection, we had $129.0 million or $3.48 per outstanding share of unrestricted cash. We expect our cash per share to increase in 2015 as investments monetize.
RESULTS OF OPERATIONS
The following table summarizes the components of our net income for the three months ended March 31, 2015 and 2014:

	Three months ended March 31,		Variance
(dollars in thousands)	2015	2014	$	Percentage
Revenue
Interest and dividend income
Interest income	$1,507	$8,752	$(7,245)	(82.8)%
Dividend income	—	151	(151)	(100.0)
Loan fees	213	352	(139)	(39.5)
Total interest and dividend income	1,720	9,255	(7,535)	(81.4)
Advisory fees and other income	234	91	143	157.1
Total revenue	1,954	9,346	(7,392)	(79.1)
Operating expenses
Interest expense	—	1,990	(1,990)	(100.0)
Employee compensation
Salaries and benefits	1,307	1,088	219	20.1
Amortization of employee restricted stock	104	306	(202)	(66.0)
Total employee compensation	1,411	1,394	17	1.2
General and administrative expense	830	1,639	(809)	(49.4)
Total operating expense	2,241	5,023	(2,782)	(55.4)
Net operating (loss) income before net investment gain (loss) and income tax (benefit) provision	(287)	4,323	(4,610)	NM
Net investment gain (loss) before income tax provision	1,584	(23,255)	24,839	NM
Income tax (benefit) provision	(2)	4	(6)	NM
Net income (loss)	$1,299	$(18,936)	$20,235	NM
NM=Not Meaningful

TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended March 31, 2015 from the three months ended March 31, 2014.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended March 31, 2015, the total yield on our average debt portfolio at fair value was 11.7% compared to 11.4% during the three months ended March 31, 2014. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.

MCG Capital Corporation
April 29, 2015

The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended March 31, 2015 and 2014:

	Three months ended March 31,
	2015	2014
Average 90-day LIBOR	0.2%	0.2%
Spread to average LIBOR on average loan portfolio	10.2	12.1
Impact of fee accelerations of unearned fees on paid/restructured loans	1.3	—
Impact of non-accrual loans	—	(0.9)
Total yield on average loan portfolio	11.7%	11.4%
During the three months ended March 31, 2015, interest income was $1.5 million, compared to $8.8 million during the three months ended March 31, 2014, which represented a $7.2 million, or 82.8%, decrease. This decrease reflected a $6.7 million decrease in interest income resulting from an 81.6% decrease in our average loan balance, and a $0.5 million decrease in interest income attributable to a decrease in our net spread to LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as paid-in-kind interest, or PIK. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended March 31, 2015 and 2014, at cost:

	Three months ended March 31,
(in thousands)	2015	2014
Beginning PIK loan balance	$1,707	$12,132
PIK interest earned during the period	79	1,645
Payments received from PIK loans	(242)	(2,060)
Ending PIK loan balance	$1,544	$11,717
As of each of March 31, 2015 and 2014, all of our PIK loans were accruing interest. During the three months ended March 31, 2015, we received $0.2 million in PIK loan repayment related to the repayment in full of our loan to Industrial Safety Technologies, LLC. During the three months ended March 31, 2014, we received $2.1 million in PIK loan repayment related to the repayment in full of our loan to G&L Investment Holdings, LLC.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. Dividend accretion is included in the cost basis of the related equity instrument on our Consolidated Balance Sheets and Consolidated Schedule of Investments. We recognize dividends on other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended March 31, 2015, we recognized no dividend income. During the three months ended March 31, 2014, we recognized $0.2 million of dividend income. In addition, during the three months ended March 31, 2015, we received payments on accrued dividends of $6.4 million from RadioPharmacy representing all outstanding accrued dividends. As of March 31, 2015, we had no accrued dividends.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended March 31, 2015, we earned $0.2 million of advisory fees and other income, which represented a $0.1 million, or 157.1%, increase from the three months ended March 31, 2014. This increase resulted principally from increased loan prepayment fees in the first quarter of 2015.

MCG Capital Corporation
April 29, 2015

TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
As of March 31, 2015 and December 31, 2014, we had no outstanding borrowings or borrowing facilities. During the three months ended March 31, 2014, we incurred $2.0 million of interest expense related to our $150.0 million of small business investment company, or SBIC, debentures owed to the United States Small Business Administration, or SBA, by Solutions Capital I, L.P., or Solutions Capital and our notes outstanding under the MCG Commercial Loan Trust 2006-1, or 2006-1 Trust. On September 2, 2014, we prepaid in full the SBIC debentures, which had a cost of funds, including the amortization of deferred financing costs, of 4.6%. In addition, on January 21, 2014, we repaid the 2006-1 Trust notes.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended March 31, 2015, our employee compensation expense was $1.4 million, which represented a 1.2% increase from the same period in March 31, 2014. Our salaries and benefits expense increased by $0.2 million, or 20.1%, due to a $0.7 million increase in incentive compensation. Incentive compensation during the three months ended March 31, 2015 included $0.6 million related to the successful exit of RadioPharmacy in the first quarter of 2015. The increase in incentive compensation was partially offset by a $0.5 million decrease in base salaries and benefits. As of March 31, 2015, we had six employees compared to 15 employees as of March 31, 2014. Amortization of employee stock awards decreased $0.2 million, or 66.0%.
GENERAL AND ADMINISTRATIVE
During the three months ended March 31, 2015, general and administrative expense was $0.8 million, which represented a $0.8 million, or 49.4%, decrease compared to the same period in 2014.

•
General and administrative expense decreased $0.2 million due to a decrease in legal fees related to our lawsuit against various defendants involved in our subordinated loan transaction with Color Star Growers of Colorado, Inc., Vast, Inc. and Color Star LLC.

•	General and administrative expense decreased $0.2 million due to a decrease in severance costs related to employee terminations during the three months ended March 31, 2014.

•	General and administrative expense also decreased $0.4 million due to decreases in audit and accounting fees, corporate legal fees, employee recruiting costs and travel costs.

MCG Capital Corporation
April 29, 2015

NET INVESTMENT GAIN (LOSS) BEFORE INCOME TAX PROVISION
During the three months ended March 31, 2015, we recorded $1.6 million of net investment gain before income tax (benefit) provision, compared to $23.3 million of net investment loss during the same period in 2014. These amounts represent the total of net realized gains and (losses), net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or (loss). The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2015:

		Three months ended March 31, 2015
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
RadioPharmacy Investors, LLC	Healthcare	Control	$36	$—	$1,320	$1,356
Other (< $1.0 million net gain (loss))			235	(7)	—	228
Total			$271	$(7)	$1,320	$1,584
On March 31, 2015, pursuant to a definitive agreement dated as of January 17, 2015, we completed the sale through a merger of 100% of our equity interest in RadioPharmacy’s subsidiary, Pharmalogic Holdings Corp., to a private equity buyer. We received $13.4 million of proceeds resulting in a realized gain of $36,000 and a reversal of previously recorded unrealized depreciation of $1.3 million.
The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2014:

			Three months ended March 31, 2014
(in thousands)		Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company	Note
Education Management, Inc.	1	Education	Affiliate	$—	$(15,151)	$—	$(15,151)
RadioPharmacy Investors, LLC	2	Healthcare	Control	—	(6,339)	—	(6,339)
G&L Investment Holdings, LLC	3	Insurance	Non-Affiliate	(4,523)	—	4,523	—
Other (< $1.0 million net gain (loss))				35	(1,800)	—	(1,765)
Total				$(4,488)	$(23,290)	$4,523	$(23,255)
_______________________

1.
In the first quarter of 2014, we recorded $15.2 million of unrealized depreciation on our investment in Education Management, Inc. to reflect operational, financial and business challenges facing the company.

2.
Furthermore, we reduced our valuation multiple for RadioPharmacy and recorded $6.3 million of unrealized depreciation based on volume, pricing and supply-cost challenges facing the company's core business.

3.
In addition, during the three months ended March 31, 2014, we sold our preferred and common equity investments in G&L Investment Holdings, LLC resulting in a realized loss of $4.5 million and a reversal of previously recorded unrealized depreciation of $4.5 million.

INCOME TAX (BENEFIT) PROVISION
During the three months ended March 31, 2015, we recorded an income tax benefit of $2,000, which was primarily attributable a refund received by one of our taxable subsidiaries. During the three months ended March 31, 2014, we recorded an income tax provision of $4,000, which was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
April 29, 2015

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$115,863	$105,826
Cash, restricted	150	1,408
Investments at fair value
Non-affiliate investments (cost of $208,129 and $204,084, respectively)	50,134	46,096
Control investments (cost of $0 and $30,556, respectively)	—	29,236
Total investments (cost of $208,129 and $234,640, respectively)	50,134	75,332
Receivable for investment sold	13,095	—
Interest receivable	658	396
Other assets	1,018	835
Total assets	$180,918	$183,797

Liabilities	$4,780	$4,896
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on March 31, 2015 and December 31, 2014, 37,074 issued and outstanding on March 31, 2015 and 38,136 issued and outstanding on December 31, 2014	371	381
Paid-in capital	858,421	862,472
Distributions in excess of earnings	(524,658)	(524,644)
Net unrealized depreciation on investments	(157,996)	(159,308)
Total stockholders’ equity	176,138	178,901
Total liabilities and stockholders’ equity	$180,918	$183,797
Net asset value per common share at end of period	$4.75	$4.69

MCG Capital Corporation
April 29, 2015

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2015	2014
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$1,311	$7,738
Affiliate investments (5% to 25% owned)	—	813
Control investments (more than 25% owned)	409	704
Total interest and dividend income	1,720	9,255
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	234	78
Control investments (more than 25% owned)	—	13
Total advisory fees and other income	234	91
Total revenue	1,954	9,346
Operating expense
Interest expense	—	1,990
Employee compensation
Salaries and benefits	1,307	1,088
Amortization of employee restricted stock awards	104	306
Total employee compensation	1,411	1,394
General and administrative expense	830	1,639
Total operating expense	2,241	5,023
Net operating (loss) income before net investment gain (loss) and income tax (benefit) provision	(287)	4,323
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	235	(4,488)
Control investments (more than 25% owned)	36	—
Total net realized gain (loss) on investments	271	(4,488)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(7)	3,247
Affiliate investments (5% to 25% owned)	—	(15,510)
Control investments (more than 25% owned)	1,320	(6,387)
Other fair value adjustments	—	(117)
Total net unrealized appreciation (depreciation) on investments	1,313	(18,767)
Net investment gain (loss) before income tax provision	1,584	(23,255)
Income tax (benefit) provision	(2)	4
Net income (loss)	$1,299	$(18,936)
Income (loss) per basic and diluted common share	$0.03	$(0.27)
Cash distributions declared per common share	$—	$0.125
Weighted-average common shares outstanding—basic and diluted	37,347	69,395

MCG Capital Corporation
April 29, 2015

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2015	2014
Increase (decrease) in net assets from operations
Net operating (loss) income before net investment gain (loss) and income tax benefit (provision)	$(287)	$4,323
Net realized gain (loss) on investments	271	(4,488)
Net unrealized appreciation (depreciation) on investments	1,313	(18,767)
Income tax benefit (provision)	2	(4)
Net income (loss)	1,299	(18,936)
Distributions to stockholders
Distributions declared from net operating income	—	(5,175)
Distributions declared in excess of net operating income	—	(3,514)
Net decrease in net assets resulting from stockholder distributions	—	(8,689)
Capital share transactions
Repurchase of common stock	(4,175)	(10,589)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	104	306
Non-employee director awards accounted for as general and administrative expense	12	17
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(3)	(16)
Net decrease in net assets resulting from capital share transactions	(4,062)	(10,282)
Total decrease in net assets	(2,763)	(37,907)
Net assets
Beginning of period	178,901	333,954
End of period	$176,138	$296,047
Net asset value per common share at end of period	$4.75	$4.37
Common shares outstanding at end of period	37,074	67,745

MCG Capital Corporation
April 29, 2015

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended
	March 31
(in thousands)	2015	2014
Cash flows from operating activities
Net income (loss)	$1,299	$(18,936)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Investments in portfolio companies	(515)	(5,193)
Principal collections related to investment repayments or sales	20,735	24,183
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	6,301	(360)
Increase in receivable for investment sold	(13,095)	—
Amortization of restricted stock awards
Employee	104	306
Non-employee director	12	17
Decrease in cash—securitization accounts from interest collections	—	1,399
Decrease (increase) in restricted cash—escrow accounts	1,125	(1,124)
Depreciation and amortization	8	294
(Increase) decrease in other assets	(192)	2
Decrease in other liabilities	(116)	(2,353)
Realized (gain) loss on investments	(271)	4,488
Net unrealized (appreciation) depreciation on investments	(1,313)	18,767
Net cash provided by operating activities	14,082	21,490
Cash flows from financing activities
Repurchase of common stock	(4,175)	(10,589)
Payments on borrowings	—	(25,172)
Decrease in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	—	12,479
Restricted cash	133	2,250
Distributions paid	—	(8,689)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(3)	(16)
Net cash used in financing activities	(4,045)	(29,737)
Net increase (decrease) in cash and cash equivalents	10,037	(8,247)
Cash and cash equivalents
Beginning balance	105,826	91,598
Ending balance	$115,863	$83,351
Supplemental disclosure of cash flow information
Interest paid	$—	$3,452
Income taxes paid	76	—
Paid-in-kind interest accrued	79	1,645
Paid-in-kind interest collected	242	2,060
Dividend income collected	6,401	183

MCG Capital Corporation
April 29, 2015

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2015	2014	2014	2014	2014
(in thousands, except per share amounts)	Q1	Q4	Q3	Q2	Q1
Revenue
Interest and dividend income
Interest income	$1,507	$1,969	$4,010	$7,562	$8,752
Dividend income	—	—	322	75	151
Loan fee income	213	256	941	1,126	352
Total interest and dividend income	1,720	2,225	5,273	8,763	9,255
Advisory fees and other income	234	53	391	762	91
Total revenue	1,954	2,278	5,664	9,525	9,346
Operating expense
Interest expense	—	—	3,483	1,866	1,990
Salaries and benefits	1,307	659	996	1,773	1,088
Amortization of employee restricted stock awards	104	123	127	1,248	306
General and administrative	830	2,251	2,034	4,087	1,639
Total operating expense	2,241	3,033	6,640	8,974	5,023
Net operating income before net investment income (loss) and income tax provision	(287)	(755)	(976)	551	4,323
Net investment gain (loss) before income tax provision	1,584	2,786	2,109	(5,819)	(23,255)
Income tax provision (benefit)	(2)	(45)	(152)	—	4
Net income (loss)	$1,299	$2,076	$1,285	$(5,268)	$(18,936)
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	37,347	42,706	49,805	61,221	69,395
Net operating (loss) income before net investment income (loss) and income tax provision per common share—basic and diluted	$(0.01)	$(0.02)	$(0.02)	$0.01	$0.06
Income (loss) per common share—basic and diluted	$0.03	$0.05	$0.03	$(0.09)	$(0.27)
Net asset value per common share—period end	$4.75	$4.69	$4.48	$4.42	$4.37
Distributions declared per common share(a)	$—	$—	$0.05	$0.07	$0.125
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
August 5, 2014	August 20, 2014	August 29, 2014	$0.05
April 25, 2014	May 9, 2014	May 30, 2014	$0.07
February 28, 2014	March 14, 2014	March 28, 2014	$0.125

MCG Capital Corporation
April 29, 2015

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to lower middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
This communication is being made in respect of the proposed business combination involving MCG and PennantPark. In connection with the proposed transaction PennantPark plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of PennantPark and MCG and that also constitutes a prospectus of PennantPark and MCG. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of MCG and PennantPark, respectively. INVESTORS AND SECURITY HOLDERS OF PENNANTPARK AND MCG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of MCG and PennantPark through the web site maintained by the SEC at www.sec.gov.   Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on MCG’s website at www.mcgcapital.com and on PennantPark’s website at www.pennantpark.com.
PROXY SOLICITATION
MCG, PennantPark and their respective directors, executive officers and certain other members of management and employees may be participants in the solicitation of proxies in respect of MCG and PennantPark stockholders in favor of the acquisition.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the MCG and PennantPark stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC.  You can find information about PennantPark’s executive officers and directors in its definitive proxy statement filed with the SEC on November 26, 2014.  Information regarding MCG’s directors and executive officers is contained in MCG’s Form 10-K/A filed with the SEC on April 29, 2015.  A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus. You can obtain free copies of these documents from MCG and PennantPark in the manner set forth above.
FORWARD-LOOKING STATEMENTS:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; expectations regarding the timetable for completing the transaction with PennantPark, future financial and operating results, benefits of the transaction and future opportunities for the combined company, disruption to MCG’s business as a result of the transaction with PennantPark; expectations regarding the increase in the amount of cash per share in 2015 as investments monetize; the performance of current or former MCG portfolio companies; and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.